UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 30, 2010
VENTAS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wacker Drive, Suite 4800, Chicago, Illinois	60606

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (877) 483-6827
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of Ventas, Inc. (the “Company”) was held on April 30, 2010.
Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. Set forth below are the voting results for the proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s definitive Proxy Statement, filed with the Securities and Exchange Commission on March 19, 2010:
1.	The election of eight directors to terms expiring at the 2011 Annual Meeting of Stockholders.

			Broker
Nominee	For	Withheld	Non-Votes
Debra A. Cafaro	119,369,534	5,992,179	13,026,467
Douglas Crocker II	124,583,897	777,816	13,026,467
Ronald G. Geary	124,297,225	1,064,488	13,026,467
Jay M. Gellert	125,212,783	148,930	13,026,467
Robert D. Reed	125,218,283	143,430	13,026,467
Sheli Z. Rosenberg	123,264,420	2,097,293	13,026,467
James D. Shelton	125,202,689	159,024	13,026,467
Thomas C. Theobald	123,975,879	1,385,834	13,026,467
2.	The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2010.

For	Against	Abstain	Broker Non-Votes
137,628,487	721,176	38,518	—
3.	A stockholder proposal regarding the adoption of a majority vote standard for the election of directors.

For	Against	Abstain	Broker Non-Votes
92,864,155	32,404,912	92,646	13,026,467
Item 8.01. Other Events.
On May 3, 2010, Ventas, Inc. (the “Company”) announced that its Board of Directors declared a regular quarterly dividend of $0.535 per share, payable in cash on June 30, 2010 to stockholders of record on June 11, 2010. The dividend is the second quarterly installment of the Company’s 2010 annual dividend.
A copy of the press release issued by the Company on May 3, 2010 is filed herewith as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits:

Exhibit
Number	Description

99.1	Press release issued by the Company on May 3, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.
Date: May 4, 2010	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release issued by the Company on May 3, 2010.